UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 26, 2011

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

6240 East Seltice Way Suite C, Post Falls, Idaho, USA 83854

(Address of principal executive offices)

208- 755-5374

(Registrant’s telephone number)

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Item 8.01 Other Events

In a press release dated April 26, 2011, Star Gold Corp. announced the release of its new Power Point presentation which is ready for immediate viewing on the Company’s website, www.stargold.com, under the “About Us” tab.  The presentation provides information on the Company’s operations, management and directors, financial statements, current projects, milestones and other information for current and prospective shareholders.

The presentation has specific information regarding the Company’s the current projects: (Excalibur, Longstreet and Jet), including developmental plans over the next six to twelve months, and updated geological maps.

The press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gold Corp.

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Kelly Stopher

Chief Financial Officer

April 26, 2011